Exhibit 99.1

Universal Technical Institute Reports Fiscal Year 2022 First Quarter Results

PHOENIX, ARIZ. - February 3, 2022 - Universal Technical Institute, Inc. (NYSE: UTI), a leading provider of transportation and technical training programs, reported financial results for the fiscal 2022 first quarter ended December 31, 2021.

•Average undergraduate full-time active students increased 16.2% from the prior year quarter, while new student starts increased 2.3%.
•Revenue increased 38.0% to $105.1 million in the first quarter compared to the prior year quarter.
•Net income of $14.8 million, adjusted net income* of $15.4 million, and adjusted EBITDA* of $19.9 million represent significant profitability gains over the prior year period.
•The Company’s current period results include MIAT College of Technology (MIAT) for November and December reflecting the November 1, 2021 closing date of the acquisition. Year-over-year comparisons are shown on a total company and “as-reported basis,” consistent with the Company’s previously provided fiscal 2022 guidance.

“The impressive growth in revenue and profitability we reported today reflects across the board strength that was ahead of our expectations for the quarter,” said Jerome Grant, UTI’s Chief Executive Officer. “This was a good start to the year, and we remain confident in our ability to deliver strong, double-digit growth across new student starts, revenue and profitability in line with our full-year guidance.”

Grant continued, “While our primary focus is, and always will be outstanding student outcomes, we also have many operational and strategic initiatives underway that we are executing on. We hit the ground running after closing the MIAT acquisition by unifying the marketing and admissions teams to drive incremental growth into the two MIAT campuses and have a clear path to realizing cost synergies. Progress continues on our planned new campuses in Austin, TX and Miramar, FL, both of which are on track to open in fiscal 2022, and on our MIAT program expansion plan, which will yield major value creation in 2023 and beyond. We also continue actively evaluating additional growth opportunities that would be additive to the long-term outlook we have previously provided. The strength and stability of our base business, along with the initial steps we have taken executing our plan, will serve as a solid foundation for reaching the fullest potential of our growth and diversification strategy.”

Financial Results for the Three-Month Period Ended December 31, 2021 Compared to 2020

•Average undergraduate full-time active students increased 16.2% driven by double digit new student starts throughout fiscal 2021 and the addition of MIAT.
•Revenues increased 38.0% to $105.1 million compared to $76.1 million primarily due to an increase in average undergraduate full-time active students and higher revenue earned per student, as well as the addition of MIAT for two months of the quarter.
•Operating expenses rose by 21.4% to $91.5 million, compared to $75.4 million. The increase was primarily due to the incremental cost of delivery associated with growth in the average student population, the inclusion of MIAT for two months in the quarter and ongoing investments in our growth and diversification strategic initiatives.
•Operating income was $13.6 million, compared to $0.8 million, driven by revenue growth and operating leverage across our business model.
•Net income was $14.8 million and adjusted net income* was $15.4 million, both compared to $1.1 million.
•Basic and diluted income (loss) per share (EPS) were $0.25 compared to $(0.01).
•Adjusted EBITDA* was $19.9 million, compared to $4.3 million.

“Growth in revenue per student and average students, along with expense timing on strategic initiatives benefited us in the first quarter, giving us a very strong start to the year,” said UTI Chief Financial Officer, Troy Anderson.

“We saw some impact from Omicron later in the quarter, and we currently expect it will have a modest impact on start rates and other metrics in the first half of our fiscal year. We continue to believe that COVID related variants and other macro factors outside our control are the primary risks that could affect our performance for the fiscal year. However, we are confident in our ability to manage through them, and we remain focused on supporting our students and staff and delivering on our full year expectations,” added Anderson.

Balance Sheet and Liquidity

At December 31, 2021, UTI’s total available liquidity was $99.5 million, reflective of our acquisition of MIAT on November 1, 2021, for a purchase price of $26.0 million plus working capital adjustments, funded from cash on hand. Additionally, consistent with UTI’s growth and diversification strategy, capital expenditures in the quarter were $10.8 million driven by the Austin, TX and Miramar, FL new campus build-outs, new welding programs, and the consolidation initiatives for the Orlando, FL and two Arizona campuses, all of which are expected to be completed during fiscal 2022.

*See “Use of Non-GAAP Financial Information” below.

Student Metrics

	Three Months Ended
	December 31,
	2021	2020
Total new student starts	1,972	1,927
Average undergraduate full-time active students	13,729	11,813
End of period undergraduate full-time active students	13,129	10,763

For UTI’s most recent investor presentation and quarterly financial supplement, please see its investor relations website at https://investor.uti.edu.

Conference Call

Management will hold a conference call to discuss the financial results for the fiscal 2022 first quarter ended December 31, 2021, on Thursday, February 3, 2022, at 4:30 p.m. ET.

To participate in the live call, investors are invited to dial (844) 881-0138 (domestic) or (412) 317-6790 (international). A live webcast of the call will be available via the Universal Technical Institute investor relations website at https://investor.uti.edu. Please go to the website at least 10 minutes early to register, download and install any necessary audio software. The conference call webcast will be archived for fourteen days at https://investor.uti.edu or the telephone replay can be accessed through February 17, 2022, by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering passcode 8141698.

Use of Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles ("GAAP"), UTI also discloses certain non-GAAP financial information in this press release and may similarly disclose non-GAAP financial information on the related conference call. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. UTI discloses these non-GAAP financial measures because it believes that they provide investors an additional analytical tool to clarify its results of operations and identify underlying trends. Additionally, UTI believes that these measures may also help investors compare its performance on a consistent basis across time periods. In the quarter ended March 31, 2021, UTI introduced adjusted net income (Loss) as a new non-GAAP measure replacing adjusted operating income, which it believes is a better performance indicator of UTI’s business given its expected profitability and the impact of multiple strategic initiatives. Additional details on this measure and the tables reconciling this measure to the most directly comparable GAAP measure are provided below.

Adjusted EBITDA

UTI defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization and adjusted for items not considered as part of the company's normal recurring operations.

Adjusted Free Cash Flow

UTI defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered as part of the company's normal recurring operations.

Adjusted Net Income (Loss)

UTI defines adjusted net income (loss) as net income (loss), adjusted for items that affect trends in underlying performance from year to year and are not considered normal recurring operations, including the income tax effect on the adjustments utilizing the effective tax rate.

UTI discloses any campus adjustments as direct costs (net of any corporate allocations). Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, this includes acquisition-related costs for both announced and potential acquisitions, integration costs for completed acquisitions, costs related to the purchase of our Avondale, Arizona campus, start-up costs associated with the Austin, TX and Miramar, FL campus openings, the income tax benefit recorded as a result of the CARES Act, and severance expenses due to the CEO transition. To obtain a complete understanding of UTI's performance, these measures should be examined in connection with net income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission (“SEC”). Because the items excluded from these non-GAAP measures are significant components in understanding and assessing UTI’s financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss) or net cash provided by (used in) operating activities as a measure of UTI's operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may define and calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across similarly titled performance measures presented by other companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures is provided below and investors are encouraged to review the reconciliations.

Forward Looking Statements

All statements contained in this press release and the related conference call, other than statements of historical fact, are "forward-looking" statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These forward-looking statements which address UTI’s expected future business and financial performance, may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will," the negative form of these expressions or similar expressions. Examples of forward-looking statements include, among others, statements regarding (1) UTI’s expectation that it will meet its fiscal year 2022 guidance for new student start growth (decline), revenue growth, net income, adjusted net income, adjusted EBITDA, and adjusted free cash flow; (2) expectation that it will continue to expand its value proposition and build a business that can grow in low-to-mid single digits with potential upside, regardless of the economic environment; (3) UTI’s expectation that it will succeed in new campus launches next year; and (4) UTI’s expectation of the successful integration of the MIAT acquisition. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on UTI’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of UTI’s control. UTI’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could affect UTI's actual results include, among other things, impacts related to the COVID-19 pandemic, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or modified campuses or instruction, potential increased competition, changes in demand for the programs UTI offers, increased investment in management and capital resources, failure to comply with the restrictive covenants and UTI’s ability to pay the amounts when due under the Credit Agreement with Fifth Third Bank, National Association, the effectiveness of UTI student recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic and political conditions, the adoption of new accounting standards, and other risks that are described from time to time in UTI's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the SEC. Any forward-looking statements made by UTI in this press release and the related conference call are based only on information currently available to UTI and speak only as of the date on which it is made. UTI expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Social Media Disclosure

Universal Technical Institute (UTI) uses its websites (https://www.uti.edu/ and https://investor.uti.edu/) and LinkedIn page (https://www.linkedin.com/school/universal-technical-institute/) as channels of distribution of information about its programs, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and UTI may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company's website and its social media accounts in addition to following the company's press releases, SEC filings, public conference calls, and webcasts.

About Universal Technical Institute, Inc.

Founded in 1965 and headquartered in Phoenix, Universal Technical Institute’s (NYSE: UTI) mission is to serve our students, partners, and communities by providing quality education and support services for in-demand careers. Approximately 250,000 students have graduated from one of UTI’s 14 campuses located across Arizona, California, Florida, Illinois, Michigan, North Carolina, Pennsylvania, New Jersey, and Texas. UTI’s campuses are accredited by the Accrediting Commission of Career Schools and Colleges (ACCSC), while its employer-aligned technical training programs are offered under four brands: Universal Technical Institute, Motorcycle Mechanics Institute / Marine Mechanics Institute, NASCAR Technical Institute, and MIAT College of Technology. For more information and a complete list of all programs offered, please visit www.uti.edu or follow on LinkedIn @UniversalTechnicalInstitute.

Company Contact:
Troy R. Anderson
Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-9365

Media Contact:
Mark Brenner
Vice President, Corporate Affairs & Communications
Universal Technical Institute, Inc.
(623) 445-0872

Investor Relations Contact:
Robert Winters
Alpha IR Group
(312) 445-2870
UTI@alpha-ir.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2021	2020
Revenues	$105,075	$76,125
Operating expenses:
Educational services and facilities	47,901	39,331
Selling, general and administrative	43,596	36,019
Total operating expenses	91,497	75,350
Income from operations	13,578	775
Other (expense) income:
Interest (expense) income, net	(221)	52
Other income, net	118	282
Total other (expense) income, net	(103)	334
Income before income taxes	13,475	1,109
Income tax benefit (expense)	1,347	(26)
Net income	$14,822	$1,083
Preferred stock dividends	1,323	1,313
Net income (loss) available for distribution	$13,499	$(230)

Earnings per share:
Net income (loss) per share - basic	$0.25	$(0.01)
Net income (loss) per share - diluted	$0.25	$(0.01)

Weighted average number of shares outstanding:
Basic	32,849	32,658
Diluted	33,572	32,658

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and per share amounts)
(Unaudited)

	December 31, 2021	September 30, 2021
Assets
Cash and cash equivalents	$99,513	$133,721
Restricted cash	11,544	12,256
Receivables, net	14,796	17,151
Notes receivable, current portion	5,522	5,538
Prepaid expenses	7,584	6,658
Other current assets	8,325	8,068
Total current assets	147,284	183,392
Property and equipment, net	133,061	122,051
Goodwill	18,026	8,222
Intangible assets	16,302	124
Notes receivable, less current portion	32,116	30,586
Right-of-use assets for operating leases	177,380	159,075
Other assets	9,369	9,120
Total assets	$533,538	$512,570
Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$47,903	$54,397
Dividends payable	1,323	—
Deferred revenue	50,810	57,648
Accrued tool sets	3,433	3,292
Operating lease liability, current portion	16,376	14,075
Long term debt, current portion	884	876
Other current liabilities	2,468	2,430
Total current liabilities	123,197	132,718
Deferred tax liabilities, net	1,959	674
Operating lease liability	171,325	153,228
Long-term debt	29,636	29,850
Other liabilities	4,814	7,570
Total liabilities	330,931	324,040
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 100,000 shares authorized, 32,989 and 32,915 shares issued	3	3
Preferred stock, $0.0001 par value, 10,000 shares authorized; 700 shares of Series A Convertible Preferred Stock issued and outstanding, liquidation preference of $100 per share	—	—
Paid-in capital - common	142,719	142,314
Paid-in capital - preferred	68,853	68,853
Treasury stock, at cost, 82 shares	(365)	(365)
Retained deficit	(8,497)	(21,996)
Accumulated other comprehensive income (loss)	(106)	(279)
Total shareholders’ equity	202,607	188,530
Total liabilities and shareholders’ equity	$533,538	$512,570

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income	$14,822	$1,083
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,679	3,282
Amortization of right-of-use assets for operating leases	4,472	4,445
Bad debt expense	560	389
Stock-based compensation	706	548
Deferred income taxes	(1,893)	—
Training equipment credits earned, net	(147)	10
Unrealized gain on interest rate swap	173	—
Other (losses) gains, net	(148)	(139)
Changes in assets and liabilities:
Receivables	4,920	8,108
Prepaid expenses	(590)	(1,651)
Other assets	(29)	(139)
Notes receivable	(1,514)	(884)
Accounts payable and accrued expenses	(8,853)	(8,416)
Deferred revenue	(8,666)	1,922
Income tax receivable	—	2,783
Accrued tool sets and other current liabilities	486	(234)
Operating lease liability	(2,567)	(5,301)
Other liabilities	(2,955)	1,977
Net cash provided by operating activities	2,456	7,783
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	(26,142)	—
Purchase of property and equipment	(10,793)	(47,293)
Proceeds from disposal of property and equipment	1	6
Proceeds from maturities of held-to-maturity securities	—	9,965
Return of capital contribution from unconsolidated affiliate	75	73
Net cash used in investing activities	(36,859)	(37,249)
Cash flows from financing activities:
Payments on term loan and finance leases	(216)	(32)
Payment of payroll taxes on stock-based compensation through shares withheld	(301)	(178)
Net cash used in financing activities	(517)	(210)
Change in cash, cash equivalents and restricted cash	(34,920)	(29,676)
Cash and cash equivalents, beginning of period	133,721	76,803
Restricted cash, beginning of period	12,256	12,116
Cash, cash equivalents and restricted cash, beginning of period	145,977	88,919
Cash and cash equivalents, end of period	99,513	44,212
Restricted cash, end of period	11,544	15,031
Cash, cash equivalents and restricted cash, end of period	$111,057	$59,243

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,
	2021	2020
Net income	$14,822	$1,083
Interest expense (income), net	221	(52)
Income tax (benefit) expense	(1,347)	26
Depreciation and amortization	3,679	3,282
EBITDA	$17,375	$4,339
Acquisition related costs	886	—
MIAT integration costs	75	—
Start-up costs associated with Austin, TX and Miramar, FL campus openings	1,593	—
Adjusted EBITDA, non-GAAP	$19,929	$4,339

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended December 31,
	2021	2020
Net cash provided by operating activities, as reported	$2,456	$7,783
Purchase of property and equipment	(10,793)	(47,293)
Free cash flow, non-GAAP	(8,337)	(39,510)
Adjustments:
Purchase of Avondale, Arizona campus	—	45,240
Income tax refund received from CARES tax benefit	—	(2,739)
Acquisition related costs paid	1,190	—
MIAT integration costs paid	66	—
Cash outflow for Austin, TX and Miramar, FL start-up costs	267	—
Cash outflow for Austin, TX and Miramar, FL purchase of property and equipment	3,225	—
Severance payment due to CEO transition	32	75
Adjusted free cash flow, non-GAAP	$(3,557)	$3,066

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended December 31,
	2021	2020
Net income	$14,822	$1,083
Add back: Income tax (benefit) expense	(1,347)	26
Income before income taxes	13,475	1,109
Adjustments:
Acquisition related costs	886	—
MIAT integration costs	75	—
Start-up costs associated with Austin, TX and Miramar, FL campus openings	1,593	—
Adjusted income before income taxes	16,029	1,109
Income tax effect: (expense) benefit	(636)	(26)
Adjusted net income, non-GAAP	$15,393	$1,083

GAAP effective income tax rate (1)	4.0%	2.3%

(1) The GAAP effective tax rate for the three months ended December 31, 2021 has been adjusted to remove the impact from the MIAT purchase accounting adjustments for deferred tax liabilities which created a benefit for the period.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL INFORMATION
(In thousands)
(Unaudited)

Selected Supplemental Financial Information

	Three Months Ended December 31,
	2021	2020
Salaries expense	$35,682	$31,790
Employee benefits and tax	7,127	5,823
Bonus expense	4,493	3,903
Stock-based compensation	705	548
Total compensation and related costs	$48,007	$42,064

Advertising expense	$11,338	$9,030
Occupancy expense, net of subleases	8,996	8,538
Depreciation and amortization	3,679	3,274
Contract services expense	2,429	1,919